Exhibit 99.1

Avidity Biosciences Reports Second Quarter 2020 Financial Results and Recent Highlights

Successful completion of $300 million initial public offering; cash and cash equivalents of over

$350 million as of June 30, 2020

Strengthened leadership team with additions of Michael MacLean as Chief Financial Officer and

Jae Kim, M.D., as Chief Medical Officer

SAN DIEGO, Aug. 10, 2020 /PRNewswire/— Avidity Biosciences, Inc. (Nasdaq: RNA), a biopharmaceutical company pioneering a new class of oligonucleotide-based therapies called Antibody Oligonucleotide Conjugates (AOCs™), today reported financial results for the quarter and six months ended June 30, 2020 and highlighted recent corporate progress.

“The second quarter of 2020 was transformational for Avidity. With the substantial funds raised through our successful IPO and key additions to our leadership team and board, we are well-positioned to advance a meaningful pipeline of novel AOC therapeutics,” said Sarah Boyce, President and CEO of Avidity. “We are focused on the execution of our research and development plans that include selection of clinical candidates directed towards diseases with significant unmet medical needs, with the goal to initiate three first-in-human studies by 2022.”

Second Quarter 2020 and Recent Corporate Highlights

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Completed Initial Public Offering (“IPO”): On June 16, 2020, the company completed its IPO selling 16,560,000 shares of common stock, which included the full exercise by the underwriters of their option to purchase 2,160,000 additional shares, at $18.00 per share. Gross proceeds from the IPO, excluding underwriting discounts and commissions and other estimated offering costs, were $298.1 million. Avidity’s common stock began trading on the NASDAQ Global Market on June 12, 2020 under the symbol “RNA”.

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Strengthened Leadership and Board of Directors: In April 2020, Avidity appointed Carsten Boess, an experienced financial leader, to its Board of Directors. In May 2020, Avidity appointed Michael MacLean as Chief Financial Officer, following his most recent tenure as Chief Financial Officer of Akcea Therapeutics, Inc. In July 2020, Avidity appointed Jae Kim, M.D., as Chief Medical Officer, following his most recent tenure as Clinical Research Head, Chair of the Clinical Trial Review Board, and Vice President of Clinical Development of Alnylam Pharmaceuticals, Inc.

Financial Results

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Cash and Cash Equivalents: Cash and cash equivalents totaled $352.4 million as of June 30, 2020, which includes net proceeds of $274.1 million from the company’s IPO, compared to cash and cash equivalents of $94.6 million as of December 31, 2019.

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Collaboration Revenue: Collaboration revenue, including reimbursable expenses, was $1.5 million for the second quarter of 2020 compared with $0.2 million for the second quarter of 2019, and $2.9 million for the first six months of 2020 compared with $0.2 million for the first six months of 2019.

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Research and Development (R&D) Expenses: R&D expenses, including external and internal costs associated with our research activities, primarily relate to the progression of our research on AOC 1001 and other programs. These expenses were $9.0 million for the second quarter of 2020 compared with $2.5 million for the second quarter of 2019, and $14.5 million for the first six months of 2020 compared with $3.8 million for the first six months of 2019. The increases were primarily driven by the advancement of AOC 1001, as well as other programs.

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General and Administrative (G&A) Expenses: G&A expenses primarily consist of employee-related expenses, professional fees, patent filing and maintenance fees, and insurance. These expenses were $2.9 million for the second quarter of 2020 compared with $1.6 million for the second quarter of 2019, and $4.9 million for the first six months of 2020 compared with $2.5 million for the first six months of 2019. The increases were primarily due to higher personnel costs and professional fees associated with the preparation of becoming a public company, as well as higher patent filing fees.

About Avidity Biosciences

Avidity Biosciences, Inc. is pioneering a new class of oligonucleotide-based therapies called AOCs designed to overcome the current limitations of oligonucleotide therapies in order to treat a wide range of serious diseases. Avidity utilizes its proprietary AOC platform to design, engineer and develop therapeutics that combine the tissue selectivity of monoclonal antibodies and the precision of oligonucleotide therapies in order to access previously undruggable tissue and cell types and more effectively target underlying genetic drivers of diseases. Avidity’s lead product candidate, AOC 1001, is designed to treat myotonic dystrophy type 1, and its four other muscle programs are focused on the treatment of muscle atrophy, Duchenne muscular dystrophy, facioscapulohumeral muscular dystrophy and Pompe disease. In addition to its muscle franchise, Avidity has research efforts focused on immune and other cell types.

Forward-Looking Statements

Avidity cautions readers that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on our current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential to develop a meaningful pipeline of novel AOC therapeutics; the selection of clinical candidates; the initiation of first-in-human studies; the anticipated timing of filing an IND for the treatment of DM1; and the broad potential of AOCs to treat serious diseases. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: we are early in our development efforts and all of our development programs are in the preclinical or discovery stage; our approach to the discovery and development of product candidates based on our AOC platform is unproven, and we do not know whether we will be able to develop any products of commercial value; potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the COVID-19 pandemic; the success of our preclinical studies and clinical trials for our product candidates; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; our dependence on third parties in connection with preclinical testing and product manufacturing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; regulatory developments in the United States and foreign countries, including acceptance of INDs and similar foreign regulatory filings and our proposed design of future clinical trials; risks related to integration of new management personnel; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC). Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:

Company:

Mike MacLean

(858) 401-7900

mikemaclean@aviditybio.com

Media and Investors:

Amy Conrad

Juniper Point

(858) 366-3243

amy@juniper-point.com

Avidity Biosciences, Inc.

Selected Condensed Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
Statements of Operations	June 30,		June 30,
	2020	2019	2020	2019
Collaboration revenue	$1,541	$224	$2,899	$224

Operating expenses:
Research and development	8,984	2,533	14,528	3,795
General and administrative	2,925	1,596	4,889	2,508

Total operating expenses	11,909	4,129	19,417	6,303

Loss from operations	(10,368)	(3,905)	(16,518)	(6,079)
Other income (expense), net	(188)	(1,211)	(123)	(1,586)

Net loss	$(10,556)	$(5,116)	$(16,641)	$(7,665)

Net loss per share, basic and diluted	$(1.23)	$(1.89)	$(2.91)	$(2.87)

Weighted-average shares outstanding, basic and diluted	8,586	2,704	5,715	2,669

			June 30,	December 31,
Balance Sheets			2020	2019
Assets
Current assets:
Cash and cash equivalents			$352,446	$94,578
Prepaid and other assets			1,371	1,098

Total current assets			353,817	95,676
Property and equipment, net			771	631
Restricted cash			124	—
Other assets			643	600

Total assets			$355,355	$96,907

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and other accrued liabilities			$6,760	$3,622
Deferred revenue, current portion			4,860	3,840
Long-term debt, current portion			—	2,774

Total current liabilities			11,620	10,236
Lease liabilities, net of current portion			679	393
Deferred revenue, net of current portion			12,760	15,100
Long-term debt, net of current portion			—	1,770
Other long-term liabilities			—	45

Total liabilities			25,059	27,544
Convertible Preferred stock			—	134,720
Stockholders’ equity (deficit)			330,296	(65,357)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)			$355,355	$96,907